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                                  EXHIBIT 12.1

                               DEX MEDIA WEST LLC

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                             PREDECESSOR                           |          DEX MEDIA WEST
                                     ------------------------------------------------------------  |   -----------------------------
                                                                                     PERIOD FROM   |   PERIOD FROM    PRO FORMA YEAR
                                                                                     JANUARY 1 TO  |  SEPTEMBER 10 TO    ENDED
                                                YEAR ENDED DECEMBER 31,              SEPTEMBER 9,  |   DECEMBER 31,    DECEMBER 31,
(DOLLARS IN THOUSANDS)                  1999        2000       2001         2002        2003       |      2003            2003
----------------------               ---------   ---------   ---------   ---------   ------------  |   ------------   --------------
                                                                                                   |
Income (loss) before income taxes    $ 217,017   $ 280,006   $ 329,990   $ 365,551    $ 243,193    |    $(45,462)       $  45,846
Interest expense                       187,703     183,113     167,500     144,724      113,627    |      70,492          215,788
Interest factor on                                                                                 |
  rentals(a)                             2,807       2,599       3,063       2,396        1,969    |         872            2,841
                                     ---------   ---------   ---------   ---------    ---------    |    --------        ---------
Earnings available for                                                                             |
  fixed charges                      $ 407,527   $ 465,718   $ 500,553   $ 512,671    $ 358,789    |    $ 25,902        $ 264,475
                                                                                                   |
Interest expense                     $ 187,703   $ 183,113   $ 167,500   $ 144,724    $ 113,627    |    $ 70,492        $ 215,788
Interest factor on                                                                                 |
  rentals(a)                             2,807       2,599       3,063       2,396        1,969    |         872            2,841
                                     ---------   ---------   ---------   ---------    ---------    |    --------        ---------
Fixed charges                        $ 190,510   $ 185,712   $ 170,563   $ 147,120    $ 115,596    |    $ 71,364        $ 218,629
                                     =========   =========   =========   =========    =========    |    ========        =========
Ratio of earnings to fixed                                                                         |
  charges                                  2.1x        2.5x        2.9x        3.5x         3.1x   |        0.4x              1.2x
                                     =========   =========   =========   =========    =========    |    ========        =========

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations and fixed charges include interest, whether expensed or capitalized, and an estimate of interest within rental expense. For the period from September 10 to December 31, 2003, earnings were inadequate to cover fixed changes. The deficiency was $45.5 million.

(a) The Company uses one-third of rental expense as an estimation of the interest factor on its rental expense.

                      RATIO OF TOTAL DEBT TO OWNER'S EQUITY


(dollars in thousands)                       AS OF DECEMBER 31, 2003
                                            ------------------------
Total Debt                                           $3,203,000
Owner's Equity                                       $1,058,906
Ratio of Total Debt to Owner's Equity                       3.0


The ratio of total debt to owner's equity is computed by dividing total debt by owner's equity.